Exhibit 99.(a)(21)

CREDIT SUISSE TRUST

Certificate of Amendment

The undersigned, being the Vice President and Secretary of Credit Suisse Trust, a trust with transferable shares of the type commonly called a Massachusetts business trust (the “Trust”), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated March 15, 1995, as amended to date (as so amended, the “Declaration”), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on February 18, 2009, the Declaration of Trust is hereby amended as follows:

Section 6.2 of the Declaration of Trust is amended to change the name of the Blue Chip Portfolio of the Trust to be the “U.S. Equity Flex IV Portfolio” effective as of May 1, 2009;

Section 6.2 of the Declaration of Trust is amended to change the name of the Emerging Markets Portfolio of the Trust to be the “International Equity Flex III Portfolio” effective as of May 1, 2009;

Section 6.2 of the Declaration of Trust is amended to change the name of the Global Small Cap Portfolio of the Trust to be the “International Equity Flex II Portfolio” effective as of May 1, 2009;

Section 6.2 of the Declaration of Trust is amended to change the name of the International Focus Portfolio of the Trust to be the “International Equity Flex I Portfolio” effective as of May 1, 2009;

Section 6.2 of the Declaration of Trust is amended to change the name of the Large Cap Value Portfolio of the Trust to be the “U.S. Equity Flex II Portfolio” effective as of May 1, 2009;

Section 6.2 of the Declaration of Trust is amended to change the name of the Mid-Cap Core Portfolio of the Trust to be the “U.S. Equity Flex III Portfolio” effective as of May 1, 2009;

Section 6.2 of the Declaration of Trust is amended to change the name of the Small Cap Core I Portfolio of the Trust to be the “U.S. Equity Flex I Portfolio” effective as of May 1, 2009.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 26th day of February, 2009.

/s/J. Kevin Gao
J. Kevin Gao
Vice President and Secretary

ACKNOWLEDGMENT

STATE OF New York	)
) ss.
COUNTY OF New York	)

February 26, 2009

Then personally appeared the above-named J. Kevin Gao and acknowledged the foregoing instrument to be his free act and deed.

Before me,

/s/ Karen A. Regan
Notary Public
My commission expires: December 2009

Karen A. Regan
Notary Public, State of New York
Qualified in New York County
Commission Expires Dec. 22, 2009